Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2016 FIRST QUARTER EARNINGS

WATERBURY, Conn., April 19, 2016 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced earnings applicable to common shareholders of $46.5 million, or $0.51 per diluted share, for the quarter ended March 31, 2016 compared to $46.9 million, or $0.52 per diluted share, for the quarter ended March 31, 2015.

“Solid quarterly results underscore Webster’s sustained progress in executing growth strategies that maximize value to customers and shareholders. Both loans and revenue grew more than 10 percent, and total assets neared $25 billion,” said James C. Smith, chairman and chief executive officer. “Our recent Boston expansion is gaining momentum, as new deposits recently surpassed $100 million. Webster bankers continued to excel in service to customers and communities.”
Highlights for the first quarter of 2016 compared to the first quarter of 2015:

•	Record core revenue of $240.1 million, an increase of 10.3 percent, including a record level of net interest income of $176.2 million.

•	Loan growth of $1.6 billion, or 11.1 percent, with double-digit growth in commercial, commercial real estate and residential mortgage loans.

•	Deposit growth of $1.2 billion, or 6.7 percent, primarily reflecting HSA Bank’s strong organic growth.

•	Efficiency ratio of 61.29 percent would have been 58.92 percent excluding the Boston expansion related expenses.

•	Annualized return on average tangible common shareholders’ equity of 10.97 percent.
“We continue to demonstrate expense discipline as evidenced by our ability to deliver on our efficiency commitments,” said Glenn MacInnes, executive vice president and chief financial officer. “Excluding Boston expansion related expenses, the efficiency ratio has been at or below 60% for twelve consecutive quarters.”

Quarterly net interest income compared to the first quarter of 2015:

•	Net interest income was $176.2 million compared to $159.8 million.

•	Net interest margin was 3.11 percent compared to 3.10 percent. The yield on interest-earning assets increased by 3 basis points, while the cost of funds increased by 1 basis point.

•	Net interest margin increased 3 basis points on a linked-quarter basis.

•	Average interest-earning assets totaled $23.0 billion and grew by $1.9 billion, or 9.2 percent.

•	Average loans totaled $15.8 billion and grew by $1.8 billion, or 12.9 percent.
Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $15.6 million compared to $13.8 million in the fourth quarter of 2015 and $9.8 million a year ago.

•
Net charge-offs were $16.4 million compared to $11.8 million in the prior quarter and $7.0 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.41 percent compared to 0.31 percent in the prior quarter and 0.20 percent a year ago. The increase in net charge-offs was primarily in the commercial segment.

•
The allowance for loan losses represented 1.10 percent of total loans compared to 1.12 percent at December 31, 2015 and 1.14 percent at March 31, 2015. The allowance for loan losses represented 124 percent of nonperforming loans compared to 125 percent at December 31 and 106 percent a year ago.

Quarterly non-interest income compared to the first quarter of 2015:

•
Total non-interest income was $64.0 million compared to $57.9 million, an increase of $6.1 million. Excluding securities gains and other-than-temporary impairment charges, a year-over-year increase of $6.0 million in core non-interest income reflects increases of $3.8 million in deposit service fees primarily related to HSA Bank, $1.4 million in other income and $1.1 million in mortgage banking activities.

Quarterly non-interest expense compared to the first quarter of 2015:

•	Total non-interest expense was $151.7 million compared to $134.1 million, an increase of $17.6 million.

•
Non-interest expense, excluding one-time costs, related primarily to the upcoming closure of four banking center offices increased $16.9 million with $5.7 million of the increase related to the Boston expansion and $3.7 million related to growth at HSA Bank. The remaining $7.5 million increase reflects higher compensation expense and other expenses.

Quarterly income taxes compared to the first quarter of 2015:

•	Income tax expense was $24.2 million compared to $24.1 million. The effective tax rate was 33.2 percent compared to 32.6 percent, which included a $0.5 million net tax benefit specific to that period.
Investment securities:

•
Total investment securities were $7.1 billion compared to $6.9 billion at both December 31, 2015 and a year ago. The carrying value of the available-for-sale portfolio included $1.6 million of net unrealized gains compared to net unrealized losses of $10.3 million at December 31 and net unrealized gains of $36.9 million a year ago, while the carrying value of the held-to-maturity portfolio does not reflect $82.2 million of net unrealized gains compared to $38.5 million at December 31 and $99.8 million a year ago.

Loans:

•
Total loans were $15.9 billion compared to $15.7 billion at December 31, 2015 and $14.3 billion a year ago. Compared to December 31, commercial, commercial real estate, residential mortgage, and consumer loans increased by $58.8 million, $55.3 million, $48.2 million, and $24.3 million, respectively.

•	Compared to a year ago, commercial, residential mortgage, commercial real estate, and consumer loans increased by $531.9 million, $515.0 million, $383.8 million, and $157.4 million, respectively.

•
Loan originations for portfolio were $899 million compared to $1.534 billion in the prior quarter and $1.062 billion a year ago. In addition, $73 million of residential loans were originated for sale in the quarter compared to $98 million in the prior quarter and $87 million a year ago.

Asset quality:

•
Total nonperforming loans were $140.7 million, or 0.89 percent of total loans, compared to $139.9 million, or 0.89 percent, at December 31, 2015 and $152.2 million, or 1.07 percent, a year ago. Total paying nonperforming loans were $43.7 million compared to $48.7 million at December 31 and $53.8 million a year ago.

•
Past due loans were $55.7 million compared to $39.2 million at December 31 and $45.1 million a year ago. Loans past due 90 days and still accruing increased $1.3 million from both the prior quarter and prior year.

Deposits and borrowings:

•
Total deposits were $18.7 billion compared to $18.0 billion at December 31, 2015 and $17.5 billion a year ago. Core to total deposits were 89.2 percent compared to 88.4 percent at December 31and 87.4 percent a year ago. Loans to deposits were 84.7 percent compared to 87.3 percent at December 31 and 81.3 percent a year ago.

•	Total borrowings were $3.5 billion compared to $4.0 billion at December 31 and $2.9 billion a year ago.
Capital:

•
The return on average tangible common shareholders’ equity and the return on average common shareholders’ equity were 10.97 percent and 8.06 percent, respectively, compared to 11.82 percent and 8.57 percent, respectively, in the first quarter of 2015.

•
The tangible equity and tangible common equity ratios were 7.64 percent and 7.14 percent, respectively, compared to 7.89 percent and 7.22 percent, respectively, at March 31, 2015. The common equity tier 1 risk-based capital ratio was 10.63 percent compared to 10.93 percent a year ago.

•	Book value and tangible book value per common share were $25.27 and $18.98, respectively, compared to $24.29 and $17.87, respectively, a year ago.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $24.9 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 180 banking centers and 352 ATMs. Webster also provides telephone banking, mobile banking, and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2016 first quarter earnings announcement will be held today, Tuesday, April 19, 2016 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.
Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and ‘Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
		At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Income and performance ratios (annualized):
Net income	$48,617	$52,579	$51,536	$52,503	$49,722
Earnings applicable to common shareholders	46,486	50,414	49,341	50,277	46,937
Earnings per diluted common share	0.51	0.55	0.54	0.55	0.52
Return on average assets	0.78%	0.86%	0.86%	0.90%	0.88%
Return on average tangible common shareholders' equity	10.97	11.99	11.89	12.49	11.82
Return on average common shareholders’ equity	8.06	8.79	8.68	9.03	8.57
Non-interest income as a percentage of total revenue	26.66	25.82	26.78	26.80	26.60
Efficiency ratio	61.29	59.87	59.49	59.88	59.69

Asset quality:
Allowance for loan and lease losses	$174,201	$174,990	$172,992	$167,860	$161,970
Nonperforming assets	145,787	144,970	164,387	172,825	157,546
Allowance for loan and lease losses / total loans and leases	1.10%	1.12%	1.14%	1.14%	1.14%
Net charge-offs / average loans and leases (annualized)	0.41	0.31	0.21	0.19	0.20
Nonperforming loans and leases / total loans and leases	0.89	0.89	1.04	1.14	1.07
Nonperforming assets / total loans and leases plus OREO	0.92	0.92	1.08	1.17	1.10
Allowance for loan and lease losses / nonperforming loans and leases	123.79	125.05	108.80	100.00	106.39

Other ratios (annualized):
Tangible equity	7.64%	7.64%	7.78%	7.82%	7.89%
Tangible common equity	7.14	7.13	7.26	7.28	7.22
Tier 1 risk-based capital (a)	11.33	11.54	11.62	11.80	12.01
Total risk-based capital (a)	12.80	12.92	13.02	13.21	13.44
Common equity tier 1 risk-based capital (a)	10.63	10.71	10.78	10.94	10.93
Shareholders’ equity / total assets	9.78	9.80	10.01	10.09	10.22
Net interest margin	3.11	3.08	3.04	3.05	3.10

Share and equity related:
Common equity	$2,315,257	$2,292,861	$2,279,835	$2,256,985	$2,203,926
Book value per common share	25.27	25.01	24.87	24.55	24.29
Tangible book value per common share	18.98	18.71	18.55	18.23	17.87
Common stock closing price	35.90	37.19	35.63	39.55	37.05
Dividends declared per common share	0.23	0.23	0.23	0.23	0.20

Common shares issued and outstanding	91,617	91,677	91,663	91,919	90,715
Weighted-average common shares outstanding - Basic	91,328	91,419	91,458	90,713	90,251
Weighted-average common shares outstanding - Diluted	91,809	91,956	92,007	91,302	90,841

(a)	The ratios presented are projected for March 31, 2016 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2016	December 31, 2015 (b)	March 31, 2015 (b)
Assets:
Cash and due from banks	$198,174	$199,693	$163,495
Interest-bearing deposits	27,805	155,907	119,297
Investment securities:
Available for sale	3,080,469	2,984,631	2,968,109
Held to maturity	4,012,289	3,923,052	3,923,189
Total securities	7,092,758	6,907,683	6,891,298
Loans held for sale (a)	30,425	37,091	45,866
Loans and Leases:
Commercial	4,975,332	4,916,525	4,443,446
Commercial real estate	4,046,911	3,991,649	3,663,071
Residential mortgages	4,109,243	4,061,001	3,594,272
Consumer	2,726,869	2,702,560	2,569,437
Total loans and leases	15,858,355	15,671,735	14,270,226
Allowance for loan and lease losses	(174,201)	(174,990)	(161,970)
Loans and leases, net	15,684,154	15,496,745	14,108,256
Federal Home Loan Bank and Federal Reserve Bank stock	188,347	188,347	193,290
Premises and equipment, net	134,212	129,426	123,548
Goodwill and other intangible assets, net	576,145	577,699	582,751
Cash surrender value of life insurance policies	506,746	503,093	443,225
Deferred tax asset, net	81,191	101,578	61,136
Accrued interest receivable and other assets	415,552	345,625	319,922
Total Assets	$24,935,509	$24,642,887	$23,052,084

Liabilities and Equity:
Deposits:
Demand	$3,625,605	$3,713,063	$3,450,316
Interest-bearing checking	2,421,692	2,369,971	2,267,350
Health savings accounts	4,084,190	3,802,313	3,529,301
Money market	2,319,588	1,933,460	2,114,300
Savings	4,244,383	4,047,817	3,978,655
Certificates of deposit	1,727,934	1,762,847	1,905,943
Brokered certificates of deposit	301,131	323,307	299,785
Total deposits	18,724,523	17,952,778	17,545,650
Securities sold under agreements to repurchase and other borrowings	910,149	1,151,400	1,083,877
Federal Home Loan Bank advances	2,363,131	2,664,139	1,584,357
Long-term debt	225,323	225,260	225,069
Accrued expenses and other liabilities	274,416	233,739	257,556
Total liabilities	22,497,542	22,227,316	20,696,509

Preferred stock	122,710	122,710	151,649
Common shareholders' equity	2,315,257	2,292,861	2,203,926
Webster Financial Corporation shareholders’ equity	2,437,967	2,415,571	2,355,575
Total Liabilities and Equity	$24,935,509	$24,642,887	$23,052,084

(a) A policy election was made effective in the first quarter 2016. As a result, the March 31, 2016 balance includes loans originated for sale which are accounted for under the fair value option of ASU 820.

(b) Amounts revised for an immaterial correction for cash collateral relating to derivatives, reclassified from cash and due from banks impacting other assets and other liabilities.

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2016	2015
Interest income:
Interest and fees on loans and leases	$149,808	$130,723
Interest and dividends on securities	52,254	51,679
Loans held for sale	273	510
Total interest income	202,335	182,912
Interest expense:
Deposits	12,299	11,542
Borrowings	13,884	11,606
Total interest expense	26,183	23,148
Net interest income	176,152	159,764
Provision for loan and lease losses	15,600	9,750
Net interest income after provision for loan and lease losses	160,552	150,014
Non-interest income:
Deposit service fees	36,382	32,625
Loan and lease related fees	5,675	5,679
Wealth and investment services	7,195	7,889
Mortgage banking activities	2,629	1,561
Increase in cash surrender value of life insurance policies	3,653	3,152
Net gain on investment securities	320	43
Other income	8,319	6,941
	64,173	57,890
Loss on write-down of investment securities to fair value	(149)	—
Total non-interest income	64,024	57,890
Non-interest expense:
Compensation and benefits	80,309	70,864
Occupancy	14,253	13,596
Technology and equipment expense	19,235	19,248
Marketing	4,924	4,176
Professional and outside services	2,811	2,453
Intangible assets amortization	1,554	1,288
Loan workout expenses	965	878
Deposit insurance	6,786	6,241
Other expenses	19,688	14,871
	150,525	133,615
Severance, contract, and other	401	290
Acquisition costs	—	509
Branch and facility optimization	816	(324)
Total non-interest expense	151,742	134,090
Income before income taxes	72,834	73,814
Income tax expense	24,217	24,092
Net income	48,617	49,722
Preferred stock dividends and other	(2,131)	(2,785)
Earnings applicable to common shareholders	$46,486	$46,937

Weighted-average common shares outstanding - diluted	91,809	90,841

Earnings per common share:
Basic	$0.51	$0.52
Diluted	0.51	0.52

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:
Interest and fees on loans and leases	$149,808	$145,504	$140,520	$135,694	$130,723
Interest and dividends on securities	52,254	52,365	51,121	50,844	51,679
Loans held for sale	273	291	357	432	510
Total interest income	202,335	198,160	191,998	186,970	182,912
Interest expense:
Deposits	12,299	11,476	11,480	11,533	11,542
Borrowings	13,884	13,344	12,508	11,926	11,606
Total interest expense	26,183	24,820	23,988	23,459	23,148
Net interest income	176,152	173,340	168,010	163,511	159,764
Provision for loan and lease losses	15,600	13,800	13,000	12,750	9,750
Net interest income after provision for loan and lease losses	160,552	159,540	155,010	150,761	150,014
Non-interest income:
Deposit service fees	36,382	34,231	35,229	34,493	32,625
Loan and lease related fees	5,675	5,881	8,305	5,729	5,679
Wealth and investment services	7,195	8,052	7,761	8,784	7,889
Mortgage banking activities	2,629	2,276	1,441	2,517	1,561
Increase in cash surrender value of life insurance policies	3,653	3,383	3,288	3,197	3,152
Net gain on investment securities	320	80	—	486	43
Other income	8,319	6,474	5,513	4,645	6,941
	64,173	60,377	61,537	59,851	57,890
Loss on write-down of investment securities to fair value	(149)	(28)	(82)	—	—
Total non-interest income	64,024	60,349	61,455	59,851	57,890
Non-interest expense:
Compensation and benefits	80,309	79,232	73,378	74,043	70,864
Occupancy	14,253	11,573	11,987	11,680	13,596
Technology and equipment expense	19,235	19,218	21,336	20,224	19,248
Marketing	4,924	3,533	4,099	4,245	4,176
Professional and outside services	2,811	2,932	2,896	2,875	2,453
Intangible assets amortization	1,554	1,588	1,621	1,843	1,288
Loan workout expenses	965	775	719	801	878
Deposit insurance	6,786	6,242	6,067	5,492	6,241
Other expenses	19,688	18,179	17,960	15,426	14,871
	150,525	143,272	140,063	136,629	133,615
Severance, contract, and other	401	254	34	521	290
Acquisition costs	—	(386)	—	18	509
Branch and facility optimization	816	24	(243)	278	(324)
Total non-interest expense	151,742	143,164	139,854	137,446	134,090
Income before income taxes	72,834	76,725	76,611	73,166	73,814
Income tax expense	24,217	24,146	25,075	20,663	24,092
Net income	48,617	52,579	51,536	52,503	49,722
Preferred stock dividends and other	(2,131)	(2,165)	(2,195)	(2,226)	(2,785)
Earnings applicable to common shareholders	$46,486	$50,414	$49,341	$50,277	$46,937

Weighted-average common shares outstanding - Diluted	91,809	91,956	92,007	91,302	90,841

Earnings per common share:
Basic	$0.51	$0.55	$0.54	$0.55	$0.52
Diluted	0.51	0.55	0.54	0.55	0.52

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended March 31,
		2016			2015
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans and leases	$15,798,897	$150,536	3.79%	$13,994,482	$131,254	3.76%
Investment securities (a)	6,895,407	53,012	3.07	6,695,978	52,426	3.15
Federal Home Loan and Federal Reserve Bank stock	188,347	1,417	3.03	193,290	1,316	2.76
Interest-bearing deposits	57,337	72	0.49	99,879	63	0.25
Loans held for sale	26,623	273	4.10	40,666	510	5.02
Total interest-earning assets	22,966,611	$205,310	3.56%	21,024,295	$185,569	3.54%
Non-interest-earning assets	1,826,026			1,619,996
Total assets	$24,792,637			$22,644,291

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,665,928	$—	—%	$3,454,242	$—	—%
Savings, interest checking, and money market	12,761,677	6,615	0.21	11,541,135	4,836	0.17
Certificates of deposit	2,057,650	5,684	1.11	2,242,857	6,706	1.21
Total deposits	18,485,255	12,299	0.27	17,238,234	11,542	0.27

Securities sold under agreements to repurchase and other borrowings	1,048,997	4,173	1.57	1,199,025	4,387	1.46
Federal Home Loan Bank advances	2,337,746	7,247	1.23	1,432,717	4,821	1.35
Long-term debt	226,191	2,464	4.36	226,248	2,398	4.24
Total borrowings	3,612,934	13,884	1.52	2,857,990	11,606	1.62
Total interest-bearing liabilities	22,098,189	$26,183	0.47%	20,096,224	$23,148	0.46%
Non-interest-bearing liabilities	258,713			198,164
Total liabilities	22,356,902			20,294,388

Preferred stock	122,710			151,649
Common shareholders' equity	2,313,025			2,198,254
Webster Financial Corporation shareholders' equity	2,435,735			2,349,903
Total liabilities and equity	$24,792,637			$22,644,291
Tax-equivalent net interest income		179,127			162,421
Less: tax-equivalent adjustment		(2,975)			(2,657)
Net interest income		$176,152			$159,764
Net interest margin			3.11%			3.10%
(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Loan and Lease Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$3,607,176	$3,562,784	$3,423,775	$3,310,863	$3,183,218
Equipment financing	596,572	600,526	552,850	545,441	543,636
Asset-based lending	771,584	753,215	716,204	711,041	716,592
Commercial real estate	4,046,911	3,991,649	3,857,155	3,770,252	3,663,071
Residential mortgages	4,109,243	4,061,001	4,015,839	3,833,489	3,594,272
Consumer	2,649,644	2,622,998	2,568,009	2,520,970	2,480,270
Total continuing portfolio	15,781,130	15,592,173	15,133,832	14,692,056	14,181,059
Allowance for loan and lease losses	(167,769)	(167,626)	(165,341)	(159,501)	(152,825)
Total continuing portfolio, net	15,613,361	15,424,547	14,968,491	14,532,555	14,028,234
Liquidating Portfolio:
Consumer	77,225	79,562	82,693	85,470	89,167
Allowance for loan and lease losses	(6,432)	(7,364)	(7,651)	(8,359)	(9,145)
Total liquidating portfolio, net	70,793	72,198	75,042	77,111	80,022
Total Loan and Lease Balances (actuals)	15,858,355	15,671,735	15,216,525	14,777,526	14,270,226
Allowance for loan and lease losses	(174,201)	(174,990)	(172,992)	(167,860)	(161,970)
Loans and Leases, net	$15,684,154	$15,496,745	$15,043,533	$14,609,666	$14,108,256

Loan and Lease Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$3,605,483	$3,482,862	$3,363,074	$3,247,527	$3,096,762
Equipment financing	600,123	570,686	549,310	542,112	542,067
Asset-based lending	750,328	721,662	712,811	709,985	675,218
Commercial real estate	4,019,260	3,955,012	3,804,904	3,705,895	3,574,826
Residential mortgages	4,101,396	4,039,341	3,950,654	3,711,096	3,546,098
Consumer	2,643,792	2,601,955	2,544,789	2,504,668	2,468,422
Total continuing portfolio	15,720,382	15,371,518	14,925,542	14,421,283	13,903,393
Allowance for loan and lease losses	(173,479)	(170,724)	(163,421)	(156,698)	(153,790)
Total continuing portfolio, net	15,546,903	15,200,794	14,762,121	14,264,585	13,749,603
Liquidating Portfolio:
National Construction Lending Center (NCLC)	—	—	—	—	1
Consumer	78,515	81,058	84,449	87,418	91,088
Total liquidating portfolio	78,515	81,058	84,449	87,418	91,089
Allowance for loan and lease losses	(6,432)	(7,364)	(7,651)	(8,359)	(9,145)
Total liquidating portfolio, net	72,083	73,694	76,798	79,059	81,944
Total Loan and Lease Balances (average)	15,798,897	15,452,576	15,009,991	14,508,701	13,994,482
Allowance for loan and lease losses	(179,911)	(178,088)	(171,072)	(165,057)	(162,935)
Loans and Leases, net	$15,618,986	$15,274,488	$14,838,919	$14,343,644	$13,831,547

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Nonperforming loans and leases:
Continuing Portfolio:
Commercial non-mortgage	$32,517	$27,086	$40,235	$43,081	$27,057
Equipment financing	868	706	403	301	285
Asset-based lending	—	—	—	—	—
Commercial real estate	15,381	20,211	23,828	26,893	25,814
Residential mortgages	53,700	54,101	57,603	58,663	61,274
Consumer	34,581	33,972	32,969	34,236	33,696
Nonperforming loans and leases - continuing portfolio	137,047	136,076	155,038	163,174	148,126
Liquidating Portfolio:
Consumer	3,675	3,865	3,965	4,682	4,117
Total nonperforming loans and leases	$140,722	$139,941	$159,003	$167,856	$152,243

Other real estate owned and repossessed assets:
Continuing Portfolio:
Repossessed equipment	$342	$—	$—	$—	$—
Residential	3,329	3,788	4,078	3,930	3,051
Consumer	1,394	1,241	1,306	1,039	2,252
Total other real estate owned and repossessed assets	$5,065	$5,029	$5,384	$4,969	$5,303
Total nonperforming assets	$145,787	$144,970	$164,387	$172,825	$157,546

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$7,265	$4,052	$4,415	$1,778	$3,992
Equipment financing	594	602	739	517	789
Asset-based lending	—	—	—	—	—
Commercial real estate	20,730	2,250	1,939	1,547	3,962
Residential mortgages	10,456	15,032	15,222	12,315	13,966
Consumer	12,414	14,225	15,850	13,053	18,459
Past due 30-89 days - continuing portfolio	51,459	36,161	38,165	29,210	41,168
Liquidating Portfolio:
Consumer	819	1,036	953	1,299	1,820
Total past due 30-89 days	52,278	37,197	39,118	30,509	42,988
Past due 90 days or more and accruing	3,391	2,051	2,228	1,923	2,109
Total past due loans and leases	$55,669	$39,248	$41,346	$32,432	$45,097

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	Three Months Ended
(Dollars in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Beginning balance	$174,990	$172,992	$167,860	$161,970	$159,264
Provision	15,600	13,800	13,000	12,750	9,750
Charge-offs continuing portfolio:
Commercial non-mortgage	11,208	6,522	2,204	2,541	255
Equipment financing	151	244	—	15	15
Asset-based lending	—	—	—	—	—
Commercial real estate	1,526	1,988	1,346	1,091	3,153
Residential mortgages	1,594	1,504	1,588	1,461	1,953
Consumer	4,101	4,379	3,991	3,531	3,634
Charge-offs continuing portfolio	18,580	14,637	9,129	8,639	9,010
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	2
Consumer	320	320	840	322	662
Charge-offs liquidating portfolio	320	320	840	322	664
Total charge-offs	18,900	14,957	9,969	8,961	9,674
Recoveries continuing portfolio:
Commercial non-mortgage	455	441	558	527	989
Equipment financing	45	1,083	32	102	143
Asset-based lending	2	38	157	2	26
Commercial real estate	74	325	69	52	202
Residential mortgages	720	115	280	365	104
Consumer	905	948	852	849	821
Recoveries continuing portfolio	2,201	2,950	1,948	1,897	2,285
Recoveries liquidating portfolio:
NCLC	1	1	1	4	4
Consumer	309	204	152	200	341
Recoveries liquidating portfolio	310	205	153	204	345
Total recoveries	2,511	3,155	2,101	2,101	2,630
Total net charge-offs	16,389	11,802	7,868	6,860	7,044
Ending balance	$174,201	$174,990	$172,992	$167,860	$161,970

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Reconciliation of net income to annualized net income used in the return on average tangible common shareholders' equity ratio
Net income	$48,617	$52,579	$51,536	$52,503	$49,722
Preferred stock dividends	(2,024)	(2,024)	(2,024)	(2,024)	(2,639)
Amortization of intangibles (tax-affected @ 35%)	1,010	1,032	1,054	1,198	837
Quarterly net income adjusted for amortization of intangibles	47,603	51,587	50,566	51,677	47,920
Annualized net income used in the return on average tangible common shareholders' equity ratio	$190,412	$206,348	$202,264	$206,708	$191,680

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,313,025	$2,299,493	$2,280,960	$2,236,743	$2,198,254
Average goodwill	(538,373)	(538,373)	(538,373)	(538,373)	(537,147)
Average intangible assets (excluding mortgage servicing rights)	(38,656)	(40,225)	(41,845)	(43,538)	(39,559)
Average tangible common shareholders’ equity	$1,735,996	$1,720,895	$1,700,742	$1,654,832	$1,621,548

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,437,967	$2,415,571	$2,402,545	$2,379,695	$2,355,575
Goodwill	(538,373)	(538,373)	(538,373)	(538,373)	(538,373)
Intangible assets (excluding mortgage servicing rights)	(37,772)	(39,326)	(40,914)	(42,535)	(44,378)
Tangible shareholders’ equity	$1,861,822	$1,837,872	$1,823,258	$1,798,787	$1,772,824

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Common shareholders' equity	$2,315,257	$2,292,861	$2,279,835	$2,256,985	$2,203,926
Goodwill	(538,373)	(538,373)	(538,373)	(538,373)	(538,373)
Intangible assets (excluding mortgage servicing rights)	(37,772)	(39,326)	(40,914)	(42,535)	(44,378)
Tangible common shareholders’ equity	$1,739,112	$1,715,162	$1,700,548	$1,676,077	$1,621,175

Reconciliation of period-end assets to period-end tangible assets
Assets	$24,935,509	$24,642,887	$24,008,834	$23,595,076	$23,052,084
Goodwill	(538,373)	(538,373)	(538,373)	(538,373)	(538,373)
Intangible assets (excluding mortgage servicing rights)	(37,772)	(39,326)	(40,914)	(42,535)	(44,378)
Tangible assets	$24,359,364	$24,065,188	$23,429,547	$23,014,168	$22,469,333

Book value per common share
Common shareholders’ equity	$2,315,257	$2,292,861	$2,279,835	$2,256,985	$2,203,926
Ending common shares issued and outstanding	91,617	91,677	91,663	91,919	90,715
Book value per common share	$25.27	$25.01	$24.87	$24.55	$24.29

Tangible book value per common share
Tangible common shareholders’ equity	$1,739,112	$1,715,162	$1,700,548	$1,676,077	$1,621,175
Ending common shares issued and outstanding	91,617	91,677	91,663	91,919	90,715
Tangible book value per common share	$18.98	$18.71	$18.55	$18.23	$17.87

Reconciliation of non-interest expense to non-interest expense used in the efficiency ratio
Non-interest expense	$151,742	$143,164	$139,854	$137,446	$134,090
Foreclosed property activities	158	(1)	(202)	391	(705)
Intangible assets amortization	(1,554)	(1,588)	(1,621)	(1,843)	(1,288)
Other expense	(1,217)	108	209	(817)	(475)
Non-interest expense used in the efficiency ratio	$149,129	$141,683	$138,240	$135,177	$131,622

Income used in the efficiency ratio
Net interest income before provision for loan losses	$176,152	$173,340	$168,010	$163,511	$159,764
Fully taxable-equivalent adjustment ("FTE")	2,975	2,738	2,596	2,626	2,657
Non-interest income	64,024	60,349	61,455	59,851	57,890
Net gain on investment securities	(320)	(80)	—	(486)	(43)
Other	481	303	324	242	242
Income used in the efficiency ratio	$243,312	$236,650	$232,385	$225,744	$220,510